CREDIT AGREEMENT


      THIS AGREEMENT is entered into as of December 17, 1996, by and between ANDREW AND WILLIAMSON SALES, CO., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                     RECITAL

      Borrower has requested from Bank the credit accommodations described below (each, a "Credit" and collectively, the "Credits"), and Bank has agreed to provide the Credits to Borrower on the terms and conditions contained herein.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                   THE CREDITS

      SECTION 1.1.      LINE OF CREDIT.

      (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 5, 1998, not to exceed at any time the aggregate principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00) ("Line of
Credit"), the proceeds of which shall be used to finance working capital. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

      (b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of ninety percent (90%) of Borrower's eligible accounts receivable less grower payables, plus fifty percent (50%) of the value of Borrower's eligible inventory (exclusive of work in process and inventory which is obsolete, unsaleable or damaged), with inventory defined as processed fruit and produce and with value defined as the lower of cost or market value.

      All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent



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(5%) of Borrower's  gross sales for said period.  If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's eligible accounts receivable.

      As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

            (i) any account which is past due more than twice Borrower's standard selling, except with respect to any account for which Borrower has provided extended payment terms not to exceed one hundred eighty (180) days, any such account which is more than thirty (30) days past due;

            (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

            (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which Bank's forms N-138 and N-139 have been duly executed and acknowledged);

            (iv) any account which represents an obligation of an account debtor located in a foreign country;

            (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower;

            (vi) that portion of any account which represents interim or progress billings or retention rights on the part of the account debtor;



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            (vii) any account  which  represents  an  obligation  of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

            (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts;

            (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

      (c) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

      SECTION 1.2.      TERM LOAN.

      (a) Term Loan. Bank has made a loan to Borrower in the original principal amount of Two Hundred Fifty-three Thousand Five Hundred Dollars ($253,500.00) ("Term Loan"), on which the outstanding principal balance as of the date hereof is Two Hundred Two Thousand Eight Hundred Dollars ($202,800.00). Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit B attached hereto ("Term Note"), all terms of which are incorporated herein by this reference. Any reference in the Term Note to any prior loan agreement between Bank and Borrower shall be deemed a reference to this Agreement.

            (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

      (c) Prepayment. Borrower may prepay principal on the Term Loan at any time, in any amount and without penalty. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

      SECTION 1.3.      INTEREST/FEES.

            (a) Interest. The outstanding principal balances of the Line of Credit and the Term Loan (collectively, the "Credits")



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shall bear  interest  at the rates of  interest  set forth in the Line of Credit
Note and Term Note (collectively, the "Notes").

      (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Notes.

      SECTION 1.5. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each Credit by charging Borrower's demand deposit account number 4160- 085460 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

      SECTION 1.6. COLLATERAL. As security for all indebtedness of Borrower to Bank under the Line of Credit, Borrower hereby grants to Bank security interests of first priority in all Borrower's accounts receivables and other rights to payment, general intangibles, inventory and equipment.

      As security for all indebtedness of Borrower to Bank under the Term Loan Borrower hereby grants to Bank a lien of not less than first priority on that certain real property located at Traver, California, as more fully described on Exhibit D attached hereto, all terms of which are incorporated herein by this reference.

      All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

      SECTION 1.7. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed by Epitope, Inc. ("Guarantor") in the principal amount of Six Million Seven Hundred Fifty-six Thousand Eight Hundred Dollars ($6,756,800.00), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

      SECTION 1.8. SUBORDINATION OF DEBT. All obligations of Borrower to Epitope, Inc. shall be subordinated in right of repayment to all obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.





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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

      SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the state of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

      SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Notes, and each other document, contract and instrument required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

      SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

      SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

      SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 1996, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been



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



prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

      SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

      SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

      SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

      SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

      SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

      SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of



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



1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

      SECTION 2.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Bank in writing prior to the date hereof, with respect to any real property collateral required hereby:

            (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

            (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any such real property and which are or may be prior to or equal to the lien thereon in favor of Bank.

            (c) None of the improvements which were included for purpose of determining the appraised value of any such real property lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such real property.

            (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any such real property, and all such real property is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.


                                   ARTICLE III
                                   CONDITIONS

      SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant any of the Credits is subject to



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the fulfillment to Bank's satisfaction of all of the following conditions:

            (a) Approval of Bank Counsel. All legal matters incidental to the granting of each of the Credits shall be satisfactory to Bank's counsel.

            (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

            (i)  This Agreement and the Notes.
            (ii) Articles of Incorporation (Borrower and Guarantor).
            (iii)  Continuing Guaranty.
            (iv)  Subordination Agreement.
            (v)  Security Agreement: Equipment and Fixtures.
            (vi)  Security Agreement: Crops.
            (vii)  Continuing   Security   Agreement:   Rights  to  Payment  and
Inventory.
            (viii)  Deed of Trust.
            (ix)  UCC Financing Statements.
            (x) Such other documents as Bank may require under any other Section of this Agreement.

            (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such guarantor.

            (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank.

            (e) Appraisals. Bank shall have obtained, at Borrower's cost, an appraisal of all real property collateral required hereby, and all improvements thereon, issued by an appraiser acceptable to Bank and in form, substance and reflecting values satisfactory to Bank, in its discretion.

            (f) Title Insurance. Bank shall have received an ALTA Policy of Title Insurance, with such endorsements as Bank



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may require, including without limitation, CLTA endorsements issued by a company and in form and substance satisfactory to Bank, in such amount as Bank shall require, insuring Bank's lien on the real property collateral required hereby to be of first priority, subject only to such exceptions as Bank shall approve in its discretion, with all costs thereof to be paid by Borrower.

            (g) Tax Service Contract. Borrower shall have procured and delivered to Bank, at Borrower's cost, such tax service contract as Bank shall require for any real property collateral required hereby, to remain in effect as long as such real property secures any obligations of Borrower to Bank as required hereby.

      SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

            (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

            (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.


                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

      Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

      SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any of the



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Credits at any time exceeds any limitation on borrowings applicable thereto.

      SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

      SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

            (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flow and all footnotes;

            (b) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

            (c) not later than 15 days after and as of the end of each month, a borrowing base certificate, an inventory collateral report, an aged listing of accounts receivable and accounts payable and grower accounts payable;

            (d) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Guarantor, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, statement of cash flow and all footnotes;

            (e) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of Guarantor, prepared by Guarantor, to include balance sheet and income statement;

            (f) from time to time such other  information as Bank may reasonably
request,   including  without  limitation,   copies  of  rent  rolls  and  other
information with respect to any real property collateral required hereby.

      SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.



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      SECTION 4.5. INSURANCE.  Maintain and keep in force insurance of the types and in  amounts  customarily  carried  in lines of  business  similar to that of
Borrower,   including  but  not  limited  to  fire,  extended  coverage,  public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

      SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

      SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

      SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $250,000.00.

      SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

            (a) Working  Capital not at any time less than  $1,500,000.00,  with
"Working   Capital"   defined  as  total  current  assets  minus  total  current liabilities.

            (b) Tangible Net Worth not at any time less than $2,600,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

            (c) Total Liabilities divided by Tangible Net Worth not at any time greater than 3.5 to 1.0, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

            (d) Net income after taxes not less than $1.00 on an annual basis, determined as of each fiscal year end.




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      SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five (5)
days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.


                                    ARTICLE V
                               NEGATIVE COVENANTS

      Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

      SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I hereof.

      SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $150,000.00.

      SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

      SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

      SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

      SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

            (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents; provided, however, that no Event of Default shall be deemed to have occurred under this subsection (a) unless (i) Bank sends written notice to Borrower and to Epitope, Inc. of such failure to pay and (ii) Borrower and/or Epitope, Inc. fail to pay such amount within five (5) Business Days of the date Bank sends such notice. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

            (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

            (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

            (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank; provided, however, that in the case of a default or defined event of default under the terms of indebtedness to a person or entity other than Bank, such indebtedness is in excess of $100,000.00 individually or in the aggregate for all such defaults by Borrower or any guarantor hereunder combined.

            (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder.

            (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

            (g) The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of its their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

            (h) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in any real property collateral required hereby.

            (i) The failure of Guarantor to maintain Tangible Net Worth at all times greater than or equal to $20,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

      SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Notwithstanding anything to the contrary contained herein, if Borrower fails to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents, Bank shall have no obligation to extend any further credit under any of the Loan Documents unless and until such amount is paid within the five (5) Business-Day period specified in Section 6.1 (a) above.


                                   ARTICLE VII
                                  MISCELLANEOUS

      SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

      SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

BORROWER:         ANDREW AND WILLIAMSON, SALES CO.
                  9940 Marconi Drive
                  San Diego, CA 92173

with copies of any notices of payment defaults to

                  EPITOPE, INC.
                  8505 S.W. Creekside Place
                  Beaverton, Oregon 97008

BANK:             WELLS FARGO BANK, NATIONAL ASSOCIATION
                  Bakersfield Regional Commercial Banking Office
                  5401 California Avenue, 2nd Floor
                  Bakersfield, CA 93309

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

      SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

      SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any of the Credits, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder. Prior to disclosing any confidential information relating to Borrower or any guarantor hereunder, Bank shall use its best efforts to cause the proposed purchaser, assignee or participant to enter into a confidentiality agreement relating to such confidential information.

      SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Credits and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto. If Borrower requests an amendment or modification to this Agreement or to any of the other Loan Documents, Bank shall consider such request in good faith and in a reasonable period of time.

      SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

      SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

      SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

      SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

      SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

      SECTION 7.11. ARBITRATION.

      (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AA") or such other administrator as the parties shall mutually agree upon in accordance with the AA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan
Documents. The arbitration shall be conducted at a location in California selected by the AA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

      (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

      (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

      (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      (g) Miscellaneous. To the maximum extent practicable, the AA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                    WELLS FARGO BANK,
ANDREW AND WILLIAMSON SALES, CO.      NATIONAL ASSOCIATION


By:   /s/ Fred L. Williamson        By:  /s/ Steven M. Del Papa
Title:      President/Chief                     Steven M. Del Papa
            Executive Officer                   Vice President

      Acknowledged by the undersigned ("Guarantor"), which specifically acknowledges that the failure of Guarantor to maintain Tangible Net Worth
(defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets) at all times greater than or equal to $20,000,000.00 shall constitute an "Event of Default" under the foregoing Credit Agreement.

EPITOPE, INC.

By:   /s/ Gilbert N. Miller
      Gilbert N. Miller
      Executive Vice President/
        Chief Financial Officer

                                    Exhibit A

                          REVOLVING LINE OF CREDIT NOTE


$6,500,000.00                                          Bakersfield, California
                                                             December 17, 1996


      FOR VALUE RECEIVED, the undersigned ANDREW AND WILLIAMSON SALES, CO. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Bakersfield RCBO, 5401 California Avenue, 2nd Floor, Bakersfield, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be two and one-half percent (2.50%) above Bank's LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.    DEFINITIONS:

      As used herein, the following terms shall have the meanings set forth after each:

      1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

      2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for one (1), two (2), three (3), six (6) or twelve (12) months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Hundred Fifty Thousand Dollars ($250,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any

Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

      3. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

      LIBOR       =                   Base LIBOR
                         100% - LIBOR Reserve Percentage

      (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

      (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

      4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.    INTEREST:

      1. Payment of Interest. Interest accrued on this Note shall be payable on the fifth day of each month, commencing January 5, 1997.

      2. Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or in relation to Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

      3. Additional LIBOR Provisions.

      (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

      (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

      (c) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

            (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

            (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

            (iii)  impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

      4. Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

C.    BORROWING AND REPAYMENT:

      1. Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on February 5, 1998.

      2. Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (a) Fred W. Andrew or Fred L. Williamson or Alma Chavez or Ira Gershow, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

      3. Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

      4. Prepayment.

      (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

      (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to Bank's LIBOR at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

      (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

      (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

      (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is
difficult  to  ascertain  the  full  extent  of  such  costs,   expenses  and/or
liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum four percent (4%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.    EVENTS OF DEFAULT:

      This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 17, 1996, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

E.    MISCELLANEOUS:

      1. Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

      2. Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

      3. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

ANDREW AND WILLIAMSON SALES, CO.


By:   ____________________________
Title:     _______________________

                                 April 19, 1996



Andrew & Williamson Sales, Co.
9940 Marconi Dr.
San Diego, CA 92173

      Re: Your $253,500.00 credit accommodation evidenced by promissory note dated as of March 18, 1993 (the "Note")

Dear Sirs:

      This letter is to advise you that, effective as of April 19, 1996, the variable rate of interest applicable to the above-described credit accommodation from Wells Fargo Bank, National Association ("Bank.) is hereby reduced to one-half percent (0.50%) above the Prime Rate in effect from time to time. The
Note is hereby deemed modified by this letter to reflect said interest rate reduction. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.

                              Sincerely,

                                WELLS FARGO BANK,
                                NATIONAL ASSOCIATION


                                By:   /s/ Mary R. Grider
                                      Mary R. Grider
                                      Vice President


Acknowledged and agreed as of May 6, 1996:

ANDREW & WILLIAMSON SALES, CO.


By:    /s/ Fred W. Andrew
Title: Secretary

WELLS FARGO BANK                                               PROMISSORY NOTE

$253,500.00                                            Bakersfield, California
                                                                March 18, 1993


      FOR VALUE RECEIVED, the undersigned ANDREW AND WILLIAMSON SALES, CO. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 5401 California Avenue, Bakersfield, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Fifty-Three Thousand Five Hundred and No/100 Dollars ($253.500.00), with interest thereon at a rate per annum (computed on the basis of a 360-day year, actual days elapsed) 1.25% above the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that the Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within the Bank.

      Interest accrued on this Note shall be payable on the fifth day of each month, commencing April 5, 1993.

      Principal shall be payable in installments as follows:

Principal shall be payable annually on the fifth day of each March in four (4) equal successive installments of Sixteen Thousand Nine Hundred and No/100 Dollars ($16,900.00) each, commencing March 5, 1994, and continuing up to and including March 5, 1997, with a final installment consisting of all remaining unpaid principal due and payable in full on March 5, 1998. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

      From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

      The occurrence of any of the following shall constitute an "Event of Default" under this Note:

      1. The failure to pay any principal, interest, fees or other charges when due under this Note or any contract, instrument or document executed in connection with this Note.

      2. The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of any Borrower or Third Party Obligor; any Borrower or Third Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

      3. The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation. partnership, joint venturer or any other type of entity.

      4. Any default in the payment or performance of any obligation, or any defined event of default, under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including the holder.

      5. Any financial statement provided by any Borrower or Third Party Obligor to Bank proves false.

      6. Any sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of business.

      7. Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust or other document executed in connection with or securing this Note.

      Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower. Each Borrower shall pay to the holder immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief.

      Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

      This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

See Addendum to Promissory Note attached hereto, all terms of which are incorporated herein by this reference.

ANDREW AND WILLIAMSON SALES, CO.          This Note is secured by a Deed
                                          of Trust of even date
                                          herewith.
By:   /s/ Fred W. Andrew
      Fred W. Andrew, Secretary

                           ADDENDUM TO PROMISSORY NOTE

      THIS ADDENDUM is attached to and made a part of that certain promissory note executed by ANDREW AND WILLIAMSON SALES, CO. ("Borrower") and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), or order, dated as of March 18, 1993, in the principal amount of Two Hundred Fifty-Three Thousand Five Hundred Dollars ($253,500.00) (the "Note").

      The following provisions are hereby incorporated into the Note:

      1. So long as Bank remains committed to extend credit to Borrower under this Note and until payment in full of all obligations of Borrower hereunder, Borrower shall unless Bank otherwise consents in writing:

            (a) Provide to Bank all of the following, in form and detail satisfactory to Bank:

            (i) not later than 90 days after and as of the end of each fiscal year, a reviewed financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include a balance sheet, income statement, statement of retained earnings, cash flow and accompanying footnotes;

            (ii) not later than 20 days after and as of the end of each quarter, a compiled financial statement of Borrower, prepared by Borrower, to include a balance sheet and income statement;

            (iii) not later than each May 15, a financial statement of each Guarantor, dated not more than 12 months after the date of the most recent financial statement received by Bank from each Guarantor, prepared by each Guarantor, to include a balance sheet, and within 30 days after filing, but in no event later than each May 15, a copy of each Guarantor's filed federal income tax return for such year;

            (iv) from time to time such other information as Bank may reasonably request.

            (b) Maintain its financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

            (i) Working Capital (defined as total current assets, excluding prepaids, less total current liabilities) not at any time less than $450,000.00.

            (ii) Tangible Net Worth (defined as the aggregate of total stockholders' equity plus subordinated debt less the aggregate of any treasury stock, any intangible assets and any obligations due from stockholders, employees and/or affiliates) not at any time less than $1,100,000.00 on an annual basis, determined as of each fiscal year end.

            (iii) Cash Flow Coverage Ratio (defined as the aggregate of net income after taxes plus depreciation and other non-cash expenses, less gain on sale of assets, dividends, withdrawals and treasury stock purchases divided by the aggregate of the current portion of long-term debt) not less than 1.5 to 1.0 on an annual basis, determined as of each fiscal year end.

            (iv) not make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $150,000.00.

            (v) not declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding; provided however, that so long as Borrower maintains its valid election as an S corporation, Borrower may pay cash dividends or distributions to its shareholders in any fiscal year to cover its shareholders' federal income tax liability for the immediately preceding fiscal year arising as a direct result of Borrower's reported income for such fiscal year, but not to exceed the minimum amount so required, and Borrower shall provide to Bank, upon request, any documentation required by Bank to substantiate the appropriateness of amounts paid or to be paid.

            (vi) give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $50,000.00.

      2. All obligations of Borrower to Fred L. Williamson and Fred W. Andrew shall be subordinated in right of repayment to all obligations of Borrower to Bank, up to an aggregate of $460,000.00, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

      3. Borrower shall pay to Bank a non-refundable commitment fee for the Note in the amount of $3,802.50, which commitment fee shall be due and payable in full upon execution of loan documents.

      IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

ANDREW AND WILLIAMSON SALES, CO.


By:   /s/ Fred W. Andrew
      Fred W. Andrew, Secretary

                                    EXHIBIT C


Exhibit A to Deed of Trust executed by ANDREW AND WILLIAMSON SALES, CO. as Trustor, to AMERICAN SECURITIES COMPANY, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Beneficiary, dated as of March 18, 1993.


                             DESCRIPTION OF PROPERTY

      The land referred to in this report is situated in the State of California, County of Tulare and is described as follows:

The South half of the West half of the Norwest quarter and the East half of the Norwest quarter of the Norwest quarter, Section 22, Township 17 South, Range 23 East, Mount Diablo Base and Meridian, according to the official plat thereof.

EXCEPTING from the North half of the Southwest quarter of the Norwest quarter all oil and mineral rights in and to said property as reserved from Dolly E. Edmiston to J. B. Bare, dated December 1, 1933, recorded December 8, 1933, in Book 533, Page 371, Official Records.

                              CONTINUING GUARANTY


TO:  WELLS FARGO BANK, NATIONAL ASSOCIATION

      1. GUARANTY; DEFINITIONS. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to ANDREW & WILLIAMSON SALES CO., INC. ("Borrower") by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and for other valuable consideration, the undersigned EPITOPE, INC. ("Guarantor"), jointly and severally unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness of Borrower to Bank. The term "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

      2. MAXIMUM LIABILITY; SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES. The liability of Guarantor shall not exceed at any one time the sum of Six Million Seven Hundred Fifty-Six Thousand Eight Hundred Dollars ($6,756,800.00) for principal, plus all interest thereon and costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Indebtedness of Borrower to Bank. Notwithstanding the foregoing, Bank may permit the Indebtedness of Borrower to exceed Guarantor's liability. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Borrower to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new
Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Borrower or Guarantor or any other event or proceeding affecting Borrower or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to Borrower after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by Borrower or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at Bakersfield Regional Commercial Banking Office, 5401 California

Avenue, 2nd Floor, Bakersfield, California 93309, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Borrower or any other person heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.

      3. OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other person, or whether Borrower or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor's liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.

      4. AUTHORIZATIONS TO BANK. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement or deed of trust, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from Borrower to any Indebtedness of Borrower to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank's request, Guarantor agrees to provide to Bank copies of Guarantor's financial statements.

      5. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrower's request; (b) Guarantor shall not, without Bank's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business; (c) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (d) Guarantor has established adequate means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about Borrower which is acquired by Bank in any manner.

      6. GUARANTOR'S WAIVERS.

      (a) Guarantor waives any right to require Bank to: (i) proceed against Borrower or any other person; (ii) marshal assets or proceed against or exhaust any security held from Borrower or any other person; (iii) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of Section 9504 of the California Uniform Commercial Code; (iv) take any action or pursue any other remedy in Bank's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

      (b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Borrower or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of Borrower or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Borrower which is a corporation, partnership or other type of entity, or any defect in the formation of such Borrower; (iv) the application by Borrower of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrower to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of Borrower or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against Borrower; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; or
(vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Borrower for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Borrower in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrower's Indebtedness, whether by operation of Sections 726, 580a or 580d of the Code of Civil Procedure as from time to time amended, or otherwise, including any rights Guarantor may have to a Section 580a fair market value hearing to determine the size of a deficiency following any trustee's foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

      7. BANK'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN BANK'S POSSESSION. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

      8. SUBORDINATION. Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrower to Bank. Such Indebtedness of Borrower to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Guarantor will, and Bank is hereby authorized in the name of Guarantor from time to time to, execute and file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

      9. REMEDIES; NO WAIVER. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

      10. COSTS, EXPENSES AND ATTORNEYS' FEES. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank's rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

      11. SUCCESSORS; ASSIGNMENT. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank's prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrower to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrower, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrower.

      12. AMENDMENT. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.

      13. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Guaranty as a Guarantor hereby expressly agrees that recourse may be had against his or her separate property for all his or her obligations under this Guaranty.

      14. UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Agreement shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

      15. GOVERNING LAW. This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

      16. ARBITRATION.

      (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Guaranty. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Guaranty and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss. 91 or any similar applicable state law.

      (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

      (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

      (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

      17. PAYMENT DEFAULT BY BORROWER. Notwithstanding anything to the contrary contained herein, no "Event of Default" shall be deemed to have occurred under that certain Credit Agreement dated as of December 17, 1996 between Borrower and Bank as a consequence of Borrower's failure to pay when due any principal, interest, fees or other amounts payable thereunder or under any of the loan documents related thereto unless (a) Bank sends written notice to Borrower and to Guarantor of such failure to pay and (b) Borrower and/or Guarantor fail to pay such amount within five (5) Business Days of the date Bank sends such notice. As used herein, "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

      IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of December 17, 1996.


EPITOPE, INC.



By: /s/ Gilbert N. Miller
    Gilbert N. Miller
    Executive Vice President/
     Chief Financial Officer

                             SUBORDINATION AGREEMENT

      THIS AGREEMENT is entered into by and among ANDREW & WILLIAMSON SALES CO., INC. ("Borrower"), EPITOPE, INC. ("Creditor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                   RECITALS

      A. Borrower is indebted to Creditor, and Borrower proposes to obtain credit or has obtained credit from Bank; and

      B. Bank has indicated that it will extend or continue credit to Borrower if certain conditions are met, including without limitation, the requirement that Creditor execute this Agreement.

      NOW, THEREFORE, as an inducement to Bank to extend or continue credit and for other valuable consideration, the parties hereto agree as follows:

      1. INDEBTEDNESS SUBORDINATED. Creditor subordinates all Indebtedness now or at any time hereafter owing from Borrower to Creditor (including without limitation, interest thereon which may accrue subsequent to Borrower becoming subject to any state or federal debtor-relief statute) ("Junior Debt") to all Indebtedness now or at any time hereafter owing from Borrower to Bank ("Senior Debt"). Creditor irrevocably consents and directs that all Senior Debt shall be paid in full prior to Borrower making any payment on any Junior Debt, except such payments as are expressly permitted by Section 3 of this Agreement. Creditor will, and Bank is authorized in the name of Creditor from time to time to, execute and file such financing statements and other documents as Bank may require in order to give notice to other persons and entities of the terms and provisions of this Agreement. As long as this Agreement is in effect, Creditor will not take any action or initiate any proceedings, judicial or otherwise, to enforce Creditor's rights or remedies with respect to any Junior Debt, including without limitation, any action to enforce remedies with respect to any collateral securing any Junior Debt or to obtain any judgment or prejudgment remedy against Borrower or any such collateral.

      2. INDEBTEDNESS DEFINED. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, including without limitation, obligations and liabilities arising from notes, repurchase agreements and trust receipts.

      3. RESTRICTION OF PAYMENT OF JUNIOR DEBT; DISPOSITION OF PAYMENTS RECEIVED BY CREDITOR. Borrower will not make, and Creditor will not accept or receive, any payment or benefit in cash, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any Junior Debt, except such payments as are expressly permitted herein. Borrower is permitted to make and Creditor to receive payments of principal and interest on the Junior Debt; provided however, that no payment of principal or interest on the Junior Debt shall be made by Borrower, or received by Creditor, if (a) a default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute a default, has occurred under the terms of any Senior Debt, or (b) a default would exist under the terms of any Senior Debt after giving effect to any such payment. Borrower agrees that Bank may disclose to Creditor at any time (i) the existence of a default under any Senior Debt,
(ii) the existence of any condition, event or act which with the giving of notice or the passage of time or both would constitute a default under any Senior Debt, and/or (iii) whether a default under any Senior Debt would or might exist after giving effect to any payment on the Junior Debt. If any payment is made in violation of this Agreement, Creditor shall promptly deliver the same to Bank in the form received, with any endorsement or assignment necessary for the transfer of such payment or amounts setoff from Creditor to Bank, to be either (in Bank's sole discretion) held as cash collateral securing the Senior Debt or applied in reduction of the Senior Debt in such order as Bank shall determine, and until so delivered, Creditor shall hold such payment in trust for and on behalf of, and as the property of, Bank.

      4. DISPOSITION OF EVIDENCE OF INDEBTEDNESS. If there is any existing promissory note or other evidence of any of the Junior Debt, or if any promissory note or other evidence of Indebtedness is executed at any time hereafter with respect thereto, then Borrower and Creditor will mark the same with a legend stating that it is subject to this Agreement, and if asked to do so, will deliver the same to Bank. Creditor shall not, without Bank's prior written consent, assign, transfer, hypothecate or otherwise dispose of any claim it now has or may at any time hereafter have against Borrower at any time that any Senior Debt remains outstanding and/or Bank remains committed to extend any credit to Borrower.

      5. AGREEMENT TO BE CONTINUING; APPLIES TO BORROWER'S EXISTING INDEBTEDNESS AND ANY INDEBTEDNESS HEREAFTER ARISING. This Agreement shall be a continuing agreement and shall apply to any and all Indebtedness of Borrower to Bank or Creditor now existing or hereafter arising, including any Indebtedness arising under successive transactions, related or unrelated, and notwithstanding that from time to time all Indebtedness theretofore existing may have been paid in full.

      6. TERMINATION BY CREDITOR. Creditor may, to the extent provided herein, terminate this Agreement by delivering written notice to Bank. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at Bakersfield Regional Commercial Banking Office, 5401 California Avenue, 2nd Floor, Bakersfield, California, 93309, or at such other address as Bank shall from time to time designate. If such notice is received by Bank, this Agreement shall terminate as of the date of receipt, except that the obligations of Creditor and the rights of Bank hereunder shall continue with respect to all Senior Debt which existed at the time of Bank's receipt of such notice, or thereafter arose pursuant to any agreement to extend credit by which Bank is bound at the time of its receipt of such notice, and any extensions, renewals or modifications of any such then existing or committed Senior Debt, including without limitation, modifications to the amount of principal or interest payable on any Senior Debt and the release of any security for or any guarantors of all or any portion of any Senior Debt.

      7. REPRESENTATIONS AND WARRANTIES; INFORMATION. Borrower and Creditor represent and warrant to Bank that: (a) no interest in the Junior Debt has been assigned or otherwise transferred to any person or entity; (b) payment of the Junior Debt has not been heretofore subordinated to any other creditor of Borrower; and (c) Creditor has the requisite power and authority to enter into and perform its obligations under this Agreement. Creditor further represents and warrants to Bank that Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Creditor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Creditor's risks hereunder, and Creditor agrees that Bank shall have no obligation to disclose to Creditor information or material about Borrower which is acquired by Bank in any manner. Bank may, at Bank's sole option and without obligation to do so, disclose to Creditor any information or material relating to Borrower which is acquired by Bank by any means, and Borrower hereby agrees to and authorizes any such disclosure by Bank.

      8. TRANSFER OF ASSETS OR REORGANIZATION OF BORROWER. If any petition is filed or any proceeding is instituted by or against Borrower under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any of its assets, any payment or distribution of any of Borrower's assets, whether in cash, securities or any other property, which would be payable or deliverable with respect to any Junior Debt, shall be paid or delivered to Bank until all Senior Debt is paid in full. Creditor grants to Bank the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, and Creditor authorizes Bank as its attorney-in-fact to vote and prove the Junior Debt in any of the above-described proceedings or in any meeting of creditors of Borrower relating thereto.

      9. OTHER AGREEMENTS; NO THIRD PARTY BENEFICIARIES. Bank shall have no direct or indirect obligations to Creditor of any kind with respect to the manner or time in which Bank exercises (or refrains from exercising) any of its rights or remedies with respect to the Senior Debt, Borrower or any of Borrower's assets. Creditor understands that there may be various agreements between Bank and Borrower evidencing and governing the Senior Debt, and Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Creditor. Creditor further acknowledges that Bank may administer the Senior Debt and any of Bank's agreements with Borrower in any way Bank deems appropriate, without regard to Creditor or the Junior Debt. Creditor waives any right Creditor might otherwise have to require a marshalling of any security held by Bank for all or any part of the Senior Debt or to direct or affect the manner or timing with which Bank enforces any of its security. Nothing in this Agreement shall impair or adversely affect any right, privilege, power or remedy of Bank with respect to the Senior Debt, Borrower or any assets of Borrower, including without limitation, Bank's right to: (a) waive, release or subordinate any of Bank's security or rights; (b) waive or ignore any defaults by Borrower; and/or (c) restructure, renew, modify or supplement the Senior Debt, or any portion thereof, or any agreement with Borrower relating to any Senior Debt. All rights, privileges, powers and remedies of Bank may be exercised from time to time by Bank without notice to or consent of Creditor.

      10. BREACH OF AGREEMENT BY BORROWER OR CREDITOR. In the event of any breach of this Agreement by Borrower or Creditor, then and at any time thereafter Bank shall have the right to declare immediately due and payable all or any portion of the Senior Debt without presentment, demand, notice of nonperformance, protest, notice of protest or notice of dishonor, all of which are hereby expressly waived by Borrower and Creditor. No delay, failure or discontinuance of Bank in exercising any right, privilege, power or remedy hereunder shall be deemed a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any such right, privilege, power or remedy preclude, waive or otherwise affect the further exercise thereof or the exercise of any other right, privilege, power or remedy. Any waiver, permit, consent or approval of any kind by Bank with respect to this Agreement must be in writing and shall be effective only to the extent set forth in such writing.

      11. LIQUIDATED DAMAGES. Inasmuch as the actual damages which could result from a breach by Creditor of its duties under

Section 3 hereof are uncertain and would be impractical or extremely difficult to fix, Creditor shall pay to Bank, in the event of any such breach by Creditor, as liquidated and agreed damages, and not as a penalty, all sums received by Creditor in violation of this Agreement on account of the Junior Debt, which sums represent a reasonable endeavor to estimate a fair compensation for the foreseeable losses that might result from such a breach.

      12. COSTS, EXPENSES AND ATTORNEYS' FEES. If any party hereto institutes any arbitration or judicial or administrative action or proceeding to enforce any provisions of this Agreement, or alleging any breach of any provision hereof or seeking damages or any remedy, the losing party or parties shall pay to the prevailing party or parties all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of such prevailing party's in-house counsel), expended or incurred by the prevailing party or parties in connection therewith, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower, Creditor or any other person or entity.

      13. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by all parties hereto. If Borrower or Creditor requests an amendment or modification to this Agreement, Bank shall consider such request in good faith and in a reasonable period of time.

      14. OBLIGATIONS JOINT AND SEVERAL; CONSTRUCTION. If this Agreement is executed by more than one Creditor, it shall bind them jointly and severally. All words used herein in the singular shall be deemed to have been used in the plural where the context so requires.

      15. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Agreement.

      16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

17.   ARBITRATION.

      (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Agreement and each other document, instrument or contract required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

      (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

      (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

      (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

      (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

      (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

      18. PAYMENT DEFAULT BY BORROWER. Notwithstanding anything to the contrary contained herein, no "Event of Default" shall be deemed to have occurred under the Senior Debt subject to that certain Credit Agreement dated as of December 17, 1996 between Borrower and Bank as a consequence of Borrower's failure to pay when due any principal, interest, fees or other amounts payable thereunder or under any of the loan documents related thereto unless (a) Bank sends written notice to Borrower and to Creditor of such failure to pay and (b) Borrower and/or Creditor fail to pay such amount within five (5) Business Days of the date Bank sends such notice. As used herein "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in California are authorized or required by law to close.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of December 17, 1996.

BORROWER:                                 WELLS FARGO BANK,
                                            NATIONAL ASSOCIATION
ANDREW AND WILLIAMSON SALES, CO.
                                          By:   /s/ Steven M. Del Papa
                                                Steven M. Del Papa
By:   /s/ Gilbert N. Miller                     Vice President
      Gilbert N. Miller
      Executive Vice President


CREDITOR:

EPITOPE, INC.


By:   /s/ Gilbert N. Miller
      Gilbert N. Miller
      Executive Vice President/
        Chief Financial Officer